UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-360-4704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities

On June 30, 2015, (the “Initial Closing Date”), Workhorse Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Peak One Agreement”) with Peak One Opportunity Fund L.P., a Delaware limited partnership (“Peak One”). Pursuant to the Peak One Agreement, Peak One agreed to purchase from the Company up to $500,000 in convertible debentures (the “Debentures”), bearing interest at a rate of 0% per annum, with maturity on the third anniversary of the respective date of issuance, for an aggregate purchase price of $450,000.

On the Initial Closing Date, the Company issued and sold to Peak One, and Peak One purchased from the Company, a first Debenture in the principal amount of $150,000 for a purchase price of $135,000. The Peak One Agreement provides that, subject to the Company's compliance with certain conditions to closing, (i) any time after 60 days from the Initial Closing Date, the Company will issue and sell to Peak One, and Peak One will purchase from the Company, a second Debenture in the principal amount of $150,000 for a purchase price of $135,000 and (ii) any time after 60 days from the closing of the second Debenture, the Company will issue and sell to Peak One, and Peak One will purchase from the Company, a third Debenture in the principal amount of $200,000 for a purchase price of $180,000. The Company will use the proceeds from the Debentures for general working capital purposes.

The principal amount of the Debentures can be converted at the option of Peak One into shares of the Company's common stock, par value $0.001 per share, at a conversion price per share equivalent to the lower of $0.30 or 65% of the lowest closing bid price for the Company's common stock during the previous 20 trading days. As part of the transaction, the Company agreed to reimburse Peak One for certain transaction costs and expenses in relation thereto, and to pay Peak One Investments, LLC (“Peak One Investments”) the amount of $5,000 and issue 75,000 shares of the Company's common stock as restricted shares. The Debentures may not be converted and/or exercised into more than 4.99% of the Company's outstanding common stock at any point in time.

At the option of the Company and subject to certain conditions, upon no more than two days written notice, the outstanding principal and accrued interest of the Debentures will be redeemable, in whole or in part, at (i) 100% of the principal amount of and accrued interest on the Debenture to be redeemed if the redemption occurs within ninety 90 days after the closing date, (ii) 110% of the principal amount of the Debenture to be redeemed if the redemption occurs between 91 and 120 days after the closing date, (iii) 120% of the principal amount on the Debenture if the redemption occurs between 121 days and 150 days of the closing date, (iv) 125% of the principal amount on the Debenture if the redemption occurs 151 days and 180 days of the closing date and (v) 130% if the redemption occurs more than 181 days following the closing date.

The sale of the Debenture was completed on June 30, 2015. As of the date hereof, the Company is obligated on $150,000 in face amount of Debenture issued to Peak One. The Debenture is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The Debenture was offered and sold to the investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. Peak One is an accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Securities Purchase Agreement, dated June 30, 2015, between the Company and Peak One

4.2	Debenture, issued June 30, 2015, by the Company to Peak One

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.
Date: July 1, 2015
	By:	/s/ Stephen Burns
Name: Stephen Burns Title: CEO